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                                                                 EXHIBIT 10.37.1


                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT

          S-K-I Ltd. and Bear Mountain Ltd. (the "SELLING PARTIES") and Bear Mountain Inc. and Fibreboard Corporation (the "PURCHASING PARTIES") pursuant to the authority reserved by them in Section 14.2 of the Asset Purchase Agreement dated October 6, 1995 (the "AGREEMENT") hereby agree to amend such Agreement in the following manner:

          1. Section 2.3(a) is amended by adding the following sentence at the end thereof:

          "In addition, in connection with the transfer of Seller's liquor licenses, Buyer will pay $30,000 to ABC Escrow by wire transfer of immediately available funds with instructions to retain, apply and dispose of such amount in accordance with the escrow agreement no. 0001-1714-AK among Buyer, Seller and ABC Escrow."

          2.   The first sentence of Section 2.3(b) is amended in full to read:

          "Buyer will pay to Seller the remaining Base Purchase Price, after deducting the amount of $10,000,000 which is being remitted to the Escrow Agent by Buyer and the amount of $30,000 which is being remitted to ABC Escrow in accordance with subparagraph (a) above, without adjustment by the Adjustment to Base Purchase Price, payable by wire transfer of immediately available funds to such account as Seller shall designate."

          3.   The first sentence of Section 2.4 is amended in full to read:

          "The Total Purchase Price shall be allocated among the Assets acquired hereunder in a manner to be agreed upon within 45 days of the Closing Date and to be described on
          Schedule 2.4 subsequent to Closing."



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          4.   The first three sentences of Section 2.5 are amended in full to read:

          "Seller at its expense shall cause Price Waterhouse LLP, its independent accountants ("SELLER'S ACCOUNTANTS") to prepare a balance sheet of the Business at the Closing Date (the "CLOSING BALANCE SHEET"), and to issue as soon as practicable but in any event not later than forty-five (45) days after the Closing Date, its opinion thereon to Buyer to the effect that such balance sheet presents fairly the Assets and the liabilities of the Business assumed by Buyer as provided in this Agreement, as of the Closing Date, in conformity with generally accepted accounting principles applied on a consistent basis with Seller's past practice. Such balance sheet shall identify the same items as of the Closing Date, as are identified on SCHEDULE 2.1-1, SCHEDULE 2.1-2 and SCHEDULE 2.1-3. The Seller shall also provide a detailed schedule setting forth the calculation of the Adjustment to Base Purchase Price described in Section 2.1(b) and the Inventory Payment described in Section 2.2(b)."

          5.   Article 4 is amended in full to read:

          "Buyer and Seller shall share equally the expense of all sales, use and transfer taxes arising out of the transfer of the Assets and Seller shall pay its unpaid portion, prorated as of the Closing Date, of state and local real property taxes of the Business. Buyer shall not be responsible for any business, occupation, withholding, or other tax, or for any taxes of any kind related to the Business for any period before the Closing Date. Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, within forty-five (45) days following the Closing Date, the net amount of the following items relating to Assets to be prorated as of the Closing Date: rent, utilities (including without limitation electricity, gas, water, sewer and telephone), personal property taxes, including the business property tax and possessory interest tax, security service, dues to national, state and local trade and community service organizations and similar items."

          6. Article 5 is amended to change all references therein to "October 20, 1995" to "October 23, 1995" and to change the reference in the sixth sentence to "within seven (7) days after Seller's written request" to "within forty-five (45) days of the Closing Date."

          7. In the event that Buyer has not received a title insurance policy from First American Title Insurance Company on the Closing Date, insuring title to the easements for the Lake


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Pipeline free and clear of all mortgages, liens, encumbrances, deeds of trust, pledges, charges, conditions, restrictions and rights of others, the third sentence of Section 6.11 shall be amended to commence with the following phrase:
"Except as provided in the title insurance policy or policies covering the Lake Pipeline,".

          8. Section 6.20 is amended to delete the phrase ", group sales and other mass purchase" from the first sentence thereof.

          9. In Sections 8.A.11 and 9.11, Buyer waives the need for Seller's compliance in these sections.

          10. In Section 9.6, Buyer acknowledges that it has received counsel's opinions from Shipman & Goodwin; Gresham and Hancock and waives any inconsistencies between the contents thereof and the relevant provisions of
Section 9.6.

          11. In Sections 9.15, 10.12 and 11.1(b), Seller and Buyer acknowledge that they have received consents from the City of Big Bear Lake regarding the fire station property; from Steve and Jim Blauer and the Natural Heritage Foundation on forms acceptable to it and waive the need for any other landlord consents.

          12. In Section 9.16, Seller and Buyer acknowledge the acceptability of the form of the Corporation Grant Deed actually executed by the Seller.

          13. In Section 9.21, Buyer waives the need for the referenced approvals from the California State Water Resources Control Board, the Watermaster for the Upper Santa Ana Watershed and the San Bernardino Valley Municipal Water District.

          14. In Sections 9.24 and 10.14, Seller and Buyer acknowledge the acceptability of the amendments to Exhibit E contained in the Exhibit E executed at Closing.


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          15.  In Sections 9.25 and 10.15, Seller and Buyer acknowledge the acceptability of the amendments to Exhibit F contained in the Escrowed Funds Disbursement Agreement (Exhibit F) executed at Closing.

          16.  Section 11.2 is amended in full to read:

          "At the Closing, Buyer shall deliver to Seller against delivery of the items specified in Section 11.1 immediately available funds, by wire transfer, in the amount of the Base Purchase Price less $10,000,000 being remitted to the Escrow Agent and the $30,000 being remitted to ABC Escrow in accordance with Section 2.3(a), and such other instruments, certificates and documents as Seller or its counsel may reasonably require to implement the terms of this Agreement; and to memorialize satisfaction of the closing conditions of Seller set forth in Article 10."

          17. In Exhibit B, Section 4 of Exhibit B shall be amended so that Seller shall represent and warrant that it has obtained only those consents required to be obtained to assign to Buyer those Transferred Agreements numbered 5, 7, 8, 12, 20, 59, 63 and 64 on Schedule 1.1.7, as revised. Buyer waives the need for all other consents. Buyer acknowledges that it has reviewed and approved a listing of Ski Merchandising Purchase Orders referenced in number 33 of Schedule 1.1.7.

          18. New Schedules. Seller and Buyer acknowledge the amendment of Schedules 1.1.7, 6.16, 6.22, 6.24 and 6.26 as attached hereto.

          19. Delivery of Schedules. Seller and Buyer acknowledge the delivery of Schedules 6.11 and 6.2-1A as attached hereto.


[Signatures follow on next page]


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          IN WITNESS WHEREOF, the undersigned execute this Amendment No. 1 on
October 19, 1995.


BEAR MOUNTAIN INC.                          FIBREBOARD CORPORATION


By   /s/  William A. Jensen             By   /s/  William A. Jensen
   ----------------------------            ---------------------------------
   William A. Jensen, President            William A. Jensen, Vice President


BEAR MOUNTAIN LTD.                          S-K-I LTD.


By   /s/   Frank P. Urso                By   /s/  Frank P. Urso
   -------------------------                -----------------------------------
   Frank P. Urso, Secretary                  Frank P. Urso, Vice President and
                                             Corporate Counsel





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